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EXHIBIT 23.3

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Oregon Steel Mills, Inc. of our report dated March 22, 2002 relating to the financial statements and financial statement schedule of CF&I Steel L.P., which appears in New CF&I Inc. and CF&I Steel L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
October 21, 2002

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EXHIBIT 23.3